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                                                                      EXHIBIT 99
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                           ABERCROMBIE & FITCH REPORTS
                               JUNE SALES RESULTS




NEW ALBANY, Ohio / July 10, 2003 - Abercrombie & Fitch (NYSE: ANF) today reported net sales of $129.5 million for the five-week period ended July 5, 2003, a 10% increase over last year's June sales of $117.7 million. June comparable store sales decreased 5% compared with the five-week period ending July 6, 2002.

Year-to-date, the Company reported a net sales increase of 10% to $569.3 million from $515.7 million last year. Comparable store sales decreased 6% for the year-to-date period.

Abercrombie & Fitch operated a total of 615 stores at the end of June, including 166 abercrombie stores and 104 Hollister Co. stores. The Company operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, and publishes the A&F Quarterly. On July 2, 2003 the Company launched the Hollister e-commerce site at www.hollisterco.com.

To hear Abercrombie & Fitch's prerecorded June sales message, please dial (800) 642-1687, followed by the conference identification number 6754729.



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For further information, call:      Thomas D. Lennox
                                    Director, Investor Relations and
                                    Corporate Communications
                                    (614) 283-6751



SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM
ACT OF 1995:
The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Release, the Company's Form 10-K or made by management of the Company involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, in some cases have affected and in the future could affect the Company's financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: change in consumer spending patterns, consumer preferences and overall economic conditions, the impact of competition and pricing, changes in weather patterns, political stability, currency and exchange risks and changes in existing or potential duties, tariffs or quotas, postal rate increases and charges, paper and printing costs, availability of suitable store locations at appropriate terms, ability to develop new merchandise and ability to hire and train associates.





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